Exhibit 99.1

CareDx Reports First Quarter 2020 Results

Strategically positioned for long-term growth and success
SOUTH SAN FRANCISCO, CA, April 30, 2020 -- CareDx, Inc. (Nasdaq: CDNA), a leading precision medicine company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers, today reported financial results for the quarter ended March 31, 2020.
First Quarter 2020 and Recent Highlights:
•Achieved total revenue of $38.4 million for the three months ended March 31, 2020, increasing 48% year-over-year
•Provided over 15,000 AlloSure Kidney and AlloMap Heart patient results
•Recorded seventh straight quarter of positive adjusted EBITDA
•Strengthened balance sheet by increasing cash to approximately $80 million
•Successfully introduced RemoTraC, a service to provide at-home blood draws for transplant patients
“We are very pleased with our first quarter results, which reflect strong execution and the continued growth and penetration of our innovative and intelligent solutions for transplant patients and caregivers,” said Peter Maag, CareDx Chief Executive Officer. “Throughout this unprecedented time, our team has shown unrelenting dedication to transforming transplant care and ensuring that foundationally we remain strong and well-positioned for continuous growth.”
First Quarter 2020 Financial Results
Revenue for the three months ended March 31, 2020 was $38.4 million, compared with $26.0 million in the first quarter of 2019. Testing services revenue for the first quarter was $31.4 million, compared with $21.5 million in the same period of 2019. Product revenue in the three months ended March 31, 2020 was $4.7 million, compared to $4.4 million in the same period of 2019. Digital and other revenue for the first quarter 2020 was $2.2 million, reflecting our acquisitions of OTTR and XynManagement.
For the first quarter of 2020, the net loss was $5.8 million compared to a net loss of $7.5 million in the same period of 2019. Basic and diluted net loss per share was $0.14 in the first quarter of 2020, compared to basic and diluted net loss per share of $0.18 in the first quarter of 2019.
Non-GAAP net income was $0.2 million in the first quarter of 2020 compared to $2.2 million non-GAAP net income in the first quarter of 2019. Basic and diluted non-GAAP net income per share was approximately $0.00 in the first quarter of 2020, compared to a basic and diluted non-GAAP net income per share of $0.05 in the first quarter of 2019.

Adjusted EBITDA for the first quarter of 2020 was a gain of $0.2 million, compared to an adjusted EBITDA gain of $1.8 million in the first quarter of 2019.
Cash and cash equivalents were $32.2 million as of March 31, 2020. During April 2020, cash increased by $48.8 million through our At-the-Market Equity Offering Program, the expanded CMS Accelerated and Advance Payment Program and the CARES Act Relief Fund for Medicare Providers.
For additional information regarding non-GAAP financial measures discussed herein, please see “Use of Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Reconciliation of GAAP to Non-GAAP Adjusted EBITDA Financial Measures” below.
2020 Guidance
Due to the continued uncertainties from the impact of COVID-19, CareDx withdrew its 2020 guidance on April 8, 2020.
About CareDx
CareDx, Inc., headquartered in South San Francisco, California, is a leading precision medicine solutions company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers. CareDx offers testing services, products, and digital healthcare solutions along the pre- and post-transplant patient journey, and is the leading provider of genomics-based information for transplant patients. For more information, please visit: www.CareDx.com.
Forward-Looking Statements
This press release includes forward-looking statements, including expectations regarding the achievement of our financial and operational goals and our prospects. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including general economic and market factors, among others discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed by CareDx with the SEC on February 28, 2020 and the periodic reports that CareDx has subsequently filed with the SEC. Any of these may cause CareDx’s actual results, performance or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.
Use of Non-GAAP Financial Measures
CareDx has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP net income, non-GAAP basic and diluted net income per share and adjusted EBITDA. We define non-GAAP net income and per share results as the GAAP net income and per share results excluding the impacts of stock-based compensation; changes in estimated fair value of warrants, derivative liabilities and contingent consideration; acquisition related impairment charges and amortization of intangible assets, purchase accounting adjustments and related tax effects; costs involved with completing an acquisition; amortization of debt discount; and certain other financing charges. We define adjusted EBITDA as non-GAAP net income/(loss) before net interest expense, income tax expense, depreciation and amortization, other expense, and net loss attributable to noncontrolling interest. We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx's GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx's operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly-titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables.
Investor Relations Contact
Greg Chodaczek
347-620-7010
investor@caredx.com

CareDx, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2020	2019
Revenue:
Testing services revenue	$31,442	$21,518
Product revenue	4,695	4,433
Digital and other revenue	2,243	31
Total revenue	38,380	25,982
Cost of revenue	12,392	9,733
Gross profit	25,988	16,249
Operating expenses:
Research and development	10,013	5,614
Sales and marketing	11,723	6,925
General and administrative	10,003	9,106
Total operating expenses	31,739	21,645
Loss from operations	(5,751)	(5,396)
Other income (expense):
Interest income, net	96	342
Change in estimated fair value of common stock warrant liability	(405)	(3,009)
Other expense, net	(63)	(74)
Total other expense	(372)	(2,741)
Loss before income taxes	(6,123)	(8,137)
Income tax benefit	300	606
Net loss	$(5,823)	$(7,531)
Net loss per share:
Basic	$(0.14)	$(0.18)
Diluted	$(0.14)	$(0.18)
Weighted-average shares used to compute net loss per share:
Basic	42,823,427	41,611,399
Diluted	42,823,427	41,611,399

CareDx, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	As of March 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$32,191	$38,223
Accounts receivable	22,841	24,057
Inventory	6,947	6,014
Prepaid and other current assets	4,089	3,628
Total current assets	66,068	71,922
Property and equipment, net	5,501	4,430
Operating leases right-of-use assets	17,004	4,730
Intangible assets, net	43,112	45,541
Goodwill	23,857	23,857
Restricted cash	242	256
Other assets	1,000	1,000
Total assets	$156,784	$151,736
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,621	$5,506
Accrued compensation	6,127	12,484
Accrued and other liabilities	15,576	16,838
Total current liabilities	28,324	34,828
Deferred tax liability	1,502	1,973
Common stock warrant liability	1,017	6,607
Deferred payments for intangible assets	5,311	5,207
Operating lease liability, less current portion	17,503	2,370
Other liabilities	1,743	1,751
Total liabilities	55,400	52,736
Commitments and contingencies
Stockholders’ equity:
Common stock	42	42
Additional paid-in capital	447,888	437,976
Accumulated other comprehensive loss	(6,910)	(5,205)
Accumulated deficit	(339,636)	(333,813)
Total stockholders’ equity	101,384	99,000
Total liabilities and stockholders’ equity	$156,784	$151,736

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2020	2019

Net loss per share	$(5,823)	$(7,531)
Stock-based compensation expense	4,259	6,053
Acquisition related-amortization of purchased intangibles	1,149	736
Change in estimated fair value of contingent consideration	190	—
Change in estimated fair value of common stock warrant liability	405	3,009
Accretion of liability	104	—
Tax effect related to amortization of purchased intangibles	(120)	(123)
Acquisition-related amortization of inventory valuation adjustment	—	18
Non-GAAP net income	$164	$2,162

GAAP basic and diluted net loss per share	$(0.14)	$(0.18)

Non-GAAP basic net income per share	$0.00	$0.05
Non-GAAP diluted net income per share	$0.00	$0.05

Shares used in computing non-GAAP basic net income per share	42,823,427	41,611,399
Shares used in computing non-GAAP diluted net income per share	43,606,998	43,975,282

CareDx, Inc.
Reconciliation of Non-GAAP to Adjusted EBITDA Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2020	2019

Non-GAAP net income	$164	$2,162
Interest income	(96)	(342)
Income tax benefit	(180)	(483)
Depreciation expense	367	407
Other (income) expense, net	(41)	74
Adjusted EBITDA	$214	$1,818

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31, 2020
	Total revenue	Cost of revenue	Research and development	Sales and marketing	General and administrative	Total other income (expense)	Income tax benefit (expense)	Net income (loss)
GAAP	$38,380	$12,392	$10,013	$11,723	$10,003	$(372)	$300	$(5,823)
Non-GAAP adjustments:
Stock-based compensation expense		(365)	(810)	(971)	(2,113)			4,259
Acquisition related-amortization of purchased intangibles		(792)		(357)				1,149
Change in estimated fair value of contingent consideration					(190)			190
Change in estimated fair value of common stock warrant liability						405		405
Accretion of liability						104		104
Tax effect related to amortization of purchased intangibles							(120)	(120)
Non-GAAP	$38,380	$11,235	$9,203	$10,395	$7,700	$137	$180	$164

	Three Months Ended March 31, 2019
	Total revenue	Cost of revenue	Research and development	Sales and marketing	General and administrative	Total other income (expense)	Income tax benefit (expense)	Net income (loss)
GAAP	$25,982	$9,733	$5,614	$6,925	$9,106	$(2,741)	$606	$(7,531)
Non-GAAP adjustments:
Stock-based compensation expense		(776)	(832)	(727)	(3,718)			6,053
Acquisition related-amortization of purchased intangibles		(472)		(264)				736
Change in estimated fair value of common stock warrant liability						3,009	—	3,009
Tax effect related to amortization of purchased intangibles							(123)	(123)
Acquisition-related amortization of inventory valuation adjustment		(18)						18
Non-GAAP	$25,982	$8,467	$4,782	$5,934	$5,388	$268	$483	$2,162